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                                                                   Exhibit 26(n)


                       [Letterhead of KPMG appears here]

            Consent of Independent Registered Public Accounting Firm


The Board of Directors of
Northstar Life Insurance Company and
Policy Owners of Northstar Life Variable Universal Life Account:

We consent to the use of our report dated March 31, 2005 on the financial statements of Northstar Life Insurance Company and our report dated March 25, 2005 on the financial statements of Northstar Life Variable Universal Life Account included herein and to the reference to our Firm under the heading "Financial Statements" in Part B of the Registration Statement.

Our report dated March 31, 2005 on the financial statements of Northstar Life Insurance Company refers to the adoption, effective January 1, 2004, of Statement of Position 03-1, Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts.


                                                      /s/ KPMG LLP

                                                          KPMG LLP

Minneapolis, Minnesota

April 22, 2005